Exhibit 4.5

FIFTEENTH SUPPLEMENTAL INDENTURE

FIFTEENTH SUPPLEMENTAL INDENTURE, effective as of March 17, 2014, by and among PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weenapoint Toren A, Weena 722, 3014 DA Rotterdam, The Netherlands, PETRÓLEO BRASILEIRO S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of August 29, 2012 (the “Original Indenture”), as supplemented by this Fifteenth Supplemental Indenture, dated as of March 17, 2014 (the “Fifteenth Supplemental Indenture”, and together with the Original Indenture and any further supplements thereto, the “Indenture”) providing for the issuance from time to time of debt securities and debt warrants of the Company to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Company and the Trustee may enter into one or more indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities (as defined in the Original Indenture);

WHEREAS, on the date hereof the Company intends to issue pursuant to its Registration Statement on Form F-3 (File No. 333-183618-01) (the “Registration Statement”), dated August 29, 2012, the Prospectus Supplement dated March 10, 2014 and related Base Prospectus dated August 29, 2012 (collectively, the “Offering Document”) and the Indenture, U.S.$1,500,000,000 of its 4.875% Global Notes due 2020, in the form attached as Exhibit A hereto (the “Notes”), having the terms and conditions contemplated in the Offering Document as provided for in the Original Indenture, as supplemented by this Fifteenth Supplemental Indenture;

WHEREAS, as contemplated in the Offering Document, Petrobras and the Trustee intend, in connection with the issuance of the Notes, to enter into a guaranty, dated as of the date hereof in the form attached as Exhibit B hereto (the “Guaranty”), to provide for an unconditional and irrevocable guaranty of the Notes by Petrobras;

WHEREAS, the Trustee has provided to the Company and Petrobras Statements of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to each of the Companies which have been filed as exhibits to the Registration Statement;

WHEREAS, the Company and Petrobras confirm that any and all conditions and requirements necessary to make this Fifteenth Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Fifteenth Supplemental Indenture has been in all respects duly authorized;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Fifteenth Supplemental Indenture; and

WHEREAS, the Company and Petrobras have requested that the Trustee execute and deliver this Fifteenth Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Petrobras, and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

Article 1
DEFINITIONS

Section 1.01.      Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented and amended hereby.  All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Fifteenth Supplemental Indenture.

Section 1.02.      Additional Definitions.  (a) For the benefit of the Holders of the Notes, Section 1.01 of the Original Indenture shall be amended by adding the following new definitions:

“Closing Date” means March 17, 2014.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Default Rate” has the meaning set forth in Section 2.01(f) herein.

“Denomination Currency” has the meaning set forth in Section 2.03 herein.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except that the first Interest Period shall be the period beginning on the Closing Date and ending on the day before the next Interest Payment Date.

“Judgment Currency” has the meaning set forth in Section 2.03 herein.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset, including, without limitation, any equivalent created or arising under applicable law.

“Make Whole Amount” has the meaning set forth in Section 2.01(k) herein.

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP.

“Offering Document” shall have the meaning set forth in the recitals to this Fifteenth Supplemental Indenture.

“Payment Account” has the meaning set forth in Section 2.01(g) herein.

“Permitted Lien” means a:

(a)                Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)               Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)                Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)               Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(e)                Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)                Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(g)               Lien existing as of the date of this Fifteenth Supplemental Indenture;

(h)               Lien resulting from the Indenture or the Guaranty;

(i)                 Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(j)                 Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (a) through (i) above (but not paragraph (c)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (a), (b) and (f) the obligees meet the requirements of such paragraphs; and

(k)               Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Company’s Permitted Liens pursuant to clauses (a) through (j) of this definition, does not exceed 20% of the Company’s consolidated total assets (as determined in accordance with Reporting GAAP) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.

“Reference Treasury Dealer” means each of Citigroup Global Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and, in each case, their affiliates, which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Regular Record Date” means one Business Day prior to any Interest Payment Date.

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”) as from the date the Guarantor adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Article 2
TERMS OF THE NOTES

Section 2.01.      General.  In accordance with Section 3.01 of the Original Indenture, the following terms relating to the Notes are hereby established:

(a)                Title:  The Notes shall constitute a series of Securities having the title “4.875% Global Notes due 2020”.

(b)               Aggregate Amount:  The aggregate principal amount of the Notes that may be initially authenticated and delivered under this Fifteenth Supplemental Indenture shall be U.S.$1,500,000,000.  As provided in the Original Indenture, the Company may, from time to time, without the consent of the Holders of Notes, issue Add On Notes having identical terms (including CUSIP, ISIN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes:  (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Petrobras shall have executed and delivered and the Trustee shall have acknowledged an amended Guaranty reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Petrobras.  All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

(c)                Ranking:  The Notes (including any Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other present and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes (other than obligations preferred by statute or by operation of law).

(d)               Maturity:  The entire outstanding principal of the Notes shall be payable in a single installment on March 17, 2020 (the “Stated Maturity”).  No payments in respect of the principal of the Notes shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Stated Maturity pursuant to Section 11.08 of the Original Indenture or pursuant to Section 2.01(k) and Section 2.01(l) hereof.

(e)                Interest:  Interest shall accrue on the Notes at the rate of 4.875% per annum until all required amounts due in respect of the Notes have been paid.  All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semi-annually in arrears on March 17 and September 17 of each year during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on September 17, 2014, and will initially accrue from and including the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.  Interest shall be paid to the Person in whose name a Note is registered at the close of business on the preceding Regular Record Date (which shall mean, with respect to any payment to be made on an Interest Payment Date, the Business Day preceding the relevant Interest Payment Date).  As provided in the Original Indenture, (i) interest accrued with respect to the Notes shall be calculated based on a 360-day year of twelve 30-day months, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.08 of the Original Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. Dollars prior to 3:00 p.m., New York City Time, one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(f)                Default Rate:  Upon the occurrence and during the continuation of an Event of Default, (i) interest on the outstanding principal amount of the Notes shall accrue on the Notes at a rate equal to 0.5% per annum above the interest rate on the Notes at that time (the “Default Rate”) and (ii) to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under the Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of such payment, at the Default Rate.

(g)               Payment Account:  On the Closing Date, the Trustee shall establish (and shall promptly notify the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, the Trustee shall maintain the special purpose non‑interest bearing trust account established pursuant to this Fifteenth Supplemental Indenture (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited.  The Company agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders of the Notes) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes.  No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein.  All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders of the Notes on the next succeeding Interest Payment Date.

(h)               Form and Denomination:  The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, and shall be transferable in integral multiples of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(i)                 Guaranty:  The Notes shall have the benefit of the Guaranty in the manner provided in Article 3 of this Fifteenth Supplemental Indenture.

(j)                 Rating:  The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(k)               Optional Early Redemption.  The Notes are subject to redemption at the Company’s option before the Stated Maturity in whole or in part, upon not less than 30 but no more than 60 days’ notice, at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on an annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “Make Whole Amount”), plus in each case, accrued interest on the principal amount of such Notes to (but not including) the date of redemption.

(l)                 Early Redemption Solely for Tax Reasons.  Pursuant to Section 11.08 of the Original Indenture, the Notes may be redeemed at the option of the Company, in whole but not in part, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if as a result of any change in or amendment to the laws or regulations or ruling promulgated thereunder of the jurisdiction in which the Company is incorporated (or, in the case of a successor Person to the Company, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application of or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction or such political subdivision or taxing authority (or such other jurisdiction or political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date hereof (or in the case of a successor Person to the Company, the date on which such successor Person became such pursuant to Section 8.01 and 8.02 of the Original Indenture), the Company would be required to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture.  For purposes of Section 11.08 of the Original Indenture, the reincorporation of the Company shall be treated as the adoption of a successor entity, provided, however, that redemption under Section 11.08 of the Original Indenture shall not be available if the reincorporation was performed in anticipation of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties of such new jurisdiction of incorporation that would result in an obligation to pay Additional Amounts.

(m)             Conversion:  The Notes will not be convertible into, or exchangeable for, any other securities.

Section 2.02.       Amendments to Article Five Relating to Events of Default  As it applies to the Notes, Section 5.01 of the Original Indenture shall be amended to include (i) the term “or any Material Subsidiary thereof” after “Petrobras” in items 4, 6, 7 and 8 and (ii) the term “or any Material Subsidiary thereof” after “Petrobras” in the first line of item 5.

Section 2.03.      Amendments to Article 10 Relating to Covenants.  As it applies to the Notes, Article 10 of the Original Indenture shall be amended to include the following:

“Section 10.11      Use of Proceeds.

The Company will use the proceeds from the offer and sale of the Notes after the deduction of any commissions principally to finance Petrobras’ planned capital expenditure under its 2014-2018 Business Plan and for general corporate purposes.

Section 10.12        Negative Pledge

So long as any Note remains Outstanding, the Company will not create or permit any Lien, other than a Permitted Lien, on any of the Company’s assets to secure (a) any of the Company’s Indebtedness or (b) the Indebtedness of any other Person, unless the Company contemporaneously creates or permits such Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with this Indenture.  In addition, the Company will not allow any of the Company’s Material Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (a) any of the Company’s Indebtedness, (b) any of its own Indebtedness or (c) the Indebtedness of any other Person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with the Indenture.

Section 10.13        Currency Rate Indemnity.  (a) The Company shall (to the extent lawful) indemnify the Trustee and the Holders of the Notes and keep them indemnified against:

(i)         in the case of nonpayment by the Company of any amount due to the Trustee, on behalf of the Holders of the Notes, under the Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Company; and

(ii)        any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under the Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Company, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)        The Company agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)        The above indemnities shall constitute separate and independent obligations of the Company from its obligations under the Indenture, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Company for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.”

Section 2.04.       Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.  The provisions of Sections 14.01, 14.02 and 14.03 of the Original Indenture shall apply to the Notes.

Article 3
GUARANTY

Section 3.01.       Execution.  The Trustee is hereby authorized and directed to acknowledge the Guaranty and to perform all of its duties and obligations thereunder.

Section 3.02.       Enforcement.  The Trustee shall enforce the provisions of the Guaranty against Petrobras in accordance with the terms thereof and the terms of the Indenture and Petrobras, by execution of this Fifteenth Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder of the Notes shall have direct rights under the Guaranty as if it were a party thereto.

Section 3.03.      Petrobras hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Original Indenture and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to the Indenture and (B) it intends for the Holders of the Notes, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Petrobras under the Guaranty.

Section 3.04.       Definition of the Term “Securities.”  For all purposes relating to the Notes, the term “Securities” in Section 1.01 of the Original Indenture shall be amended by inserting the following at the end thereof:  “All references herein to any Securities shall be deemed to include the rights of the Holder thereof under any guaranty arrangement entered into by Petrobras with the Trustee in connection with the issuance of such Securities pursuant to Section 3.14 hereof, which are an integral part of such Securities.”

Section 3.05.       Taxes; Additional Amounts.  For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.10 of the Original Indenture, shall extend to any payments made by Petrobras pursuant to the Guaranty.

Article 4
MISCELLANEOUS

Section 4.01.       Effect of the Fifteenth Supplemental Indenture.  This Fifteenth Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof.  The Original Indenture, as supplemented and amended by this Fifteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Fifteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Fifteenth Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law.  The provisions of this Fifteenth Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Original Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Fifteenth Supplemental Indenture.  The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Fifteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Fifteenth Supplemental Indenture.

Section 4.02.      Governing Law.  This Fifteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03.      Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Petrobras.

Section 4.04.      Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Fifteenth Supplemental Indenture.

Section 4.05.      Counterparts.  The parties may sign any number of copies of this Fifteenth Supplemental Indenture.  Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 4.06.      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Fifteenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS GLOBAL FINANCE B.V.

By:      /s/ Gustavo Tardin Barbosa
Name:  Gustavo Tardin Barbosa
Title:    Managing Director A

By:      /s/ Alexandre Quintão Fernandes
Name: Alexandre Quintão Fernandes
Title:  Managing Director B

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:      /s/ Arthur Costa da Silva
Name: Arthur Costa da Silva
Title:   International Capital Markets Coordinator

By:      s/ Larry Carris Cardoso
Name:  Larry Carris Cardoso
Title:    Corporate Finance Manager

WITNESSES:

1.         /s/ Maurício Piragibe C. Faria
Name: Maurício Piragibe C. Faria

2.         /s/ Renan Feuchard Pinto
Name:  Renan Feuchard Pinto

Signature Page to Fifteenth Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:      /s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title:   Vice President

WITNESSES:

1.         /s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title:   Vice President

2.         /s/ Michelle Drinkard
Name: Michelle Drinkard
Title:   Vice President

Signature Page to Fifteenth Supplemental Indenture

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On this 17th day of March 2014, before me, a notary public within and for said county, personally appeared John T. Needham, Jr., to me personally known, who being duly sworn, did say that he is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 17th day of March 2014, before me personally came Catherine F. Donohue and Michelle Drinkard to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Danny Lee
Notary Public
COMMISSION EXPIRES

Exhibit A

Form of 4.875% Global Note due 2020

GLOBAL NOTE

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

PETROBRAS GLOBAL FINANCE B.V.

4.875% GLOBAL NOTES DUE 2020

No. __________________

CUSIP No.:  71647NAH2
ISIN No.:  US71647NAH26

Principal Amount:  U.S.$____________
Initial Issuance Date:  March 17, 2014

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 4.875% Global Notes Due 2020 (the “Notes”), issued in an initial aggregate principal amount of (U.S.$ ____________) under the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”), effective as of March 17, 2014, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), to the Indenture, dated as of August 29, 2012 (the “Original Indenture”, and as supplemented by the Fifteenth Supplemental Indenture and any further supplements thereto with respect to the Notes, the “Indenture”), by and among the Issuer and the Trustee.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.  All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on March 17, 2020 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from the Closing Date, semi-annually in arrears on March 17 and September 17 of each year, (each such date, an “Interest Payment Date”), commencing September 17, 2014 at a rate equal to 4.875% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.  Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee.  In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day.  Interest shall accrue on the Notes at the rate of 4.875% per annum until all required amounts due in respect of the Notes have been paid.  Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons.  Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

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Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title:  Managing Director A

By:
Name:
Title:  Managing Director B

WITNESSES:

1.
Name:

2.
Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:  March 17, 2014

The Bank of New York Mellon
As Trustee

By:
Name:
Title:  Authorized Officer

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:                                      Your Signature:

                                                                                            (Sign exactly as your name

                                                                                            appears on the face of this Note)

[Form of Guaranty]